UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01

Other Events.

Summary Consolidated Financial Data

As previously announced, on September 13, 2018, Altimmune, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a one-for-thirty reverse split of the Company’s outstanding common stock (the “Reverse Stock Split”). The Company is filing the following summary consolidated financial data to reflect the impact of the Reverse Stock Split for the periods presented.

The following summary consolidated financial data for the years ended December 31, 2017, 2016 and 2015 are derived from the Company’s audited consolidated financial statements included in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2017 and December 31, 2016. The summary consolidated financial data as of and for the nine months ended September 30, 2018 and September 30, 2017 have been derived from the Company’s unaudited condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q. These unaudited condensed consolidated financial statements have been prepared on a basis consistent with the Company’s audited consolidated financial statements and, in the Company’s opinion, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such consolidated financial data. You should read this data together with the Company’s consolidated financial statements and related notes included in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. The Company’s historical results are not necessarily indicative of its future results, and are not necessarily indicative of the results that may be expected for any interim periods, or any future year or period. All share and per share amounts in the table below have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented.

	Nine Months ended September 30, 2018	Nine Months ended September 30, 2017
			Year Ended December 31,
			2017	2016	2015
Statements of operations data:
Revenue	$7,742,514	$7,929,484	$10,738,322	$3,236,175	$4,654,468

Operating expenses:
Research and development	15,394,616	13,946,403	18,406,329	7,221,460	5,063,650
General and administrative	7,345,651	6,863,782	8,457,557	7,106,378	6,178,829
Goodwill impairment	490,676	26,600,000	35,919,695	—	—

Total operating expenses	23,230,943	47,410,185	62,783,581	14,327,838	11,242,479

Loss from operations	(15,488,429)	(39,480,701)	(52,045,259)	(11,091,663)	(6,588,011)
Other (expense) income, net	(2,493,224)	(640,199)	(18,506)	4,851	(60,891)

Net loss before income tax benefit	(17,981,653)	(40,120,900)	(52,063,765)	(11,086,812)	(6,648,902)
Income tax benefit	3,318,124	2,526,499	5,638,375	—	—

Net loss	(14,663,529)	(37,594,401)	(46,425,390)	(11,086,812)	(6,648,902)
Preferred stock accretion and dividends	(2,527,275)	(2,125,141)	(4,930,010)	(368,548)	(138,555)

Net loss attributed to common stockholders	($17,190,804)	($39,719,542)	($51,355,400)	($11,455,360)	($6,787,457)

Weighted-average common shares outstanding,
basic and diluted	983,651	386,524	431,878	235,426	197,029

Net loss per share, basic and diluted	($17.48)	($102.76)	($118.91)	($48.66)	($34.45)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Brown
Name: William Brown
Title: Acting Chief Financial Officer

Dated November 30, 2018